                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: MARCH 29, 1999

                         LIBERTY GROUP PUBLISHING, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    333-46957
                            (Commission File Number)

                         DELAWARE                                                   36-4197635
              (State or Other Jurisdiction of                                    (I.R.S. Employer
              Incorporation or Organization)                                   Identification No.)

     3000 DUNDEE ROAD, SUITE 203, NORTHBROOK, ILLINOIS                                60062
         (Address of Principal Executive Offices)                                   (Zip Code)


        Registrant's telephone number, including area code (847) 272-2244

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) On January 13, 1999 (but effective by agreement for accounting purposes as of January 1, 1999) the Registrant (through Liberty Group Operating, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant (the "Registrant's Subsidiary")) purchased (i) all of the issued and outstanding shares of capital stock (the "Life Printing Shares") of Life Printing & Publishing Co., Inc., an Illinois corporation ("Life Printing"), from the shareholders of Life Printing (the "Shareholders"), and (ii) certain real property in Oak Brook, Illinois (the "Jongo Real Property") owned by Jongo Real Estate Partnership ("Jongo"), an Illinois general partnership and an affiliate of the Shareholders, and leased to Life Printing.

          Prior to this transaction, other than the relationship between the Shareholders and Jongo, no material relationship existed between the Registrant and the Shareholders or Jongo, or between any affiliates of such entities.

          At the closing of the transaction, the Registrant (a) paid to the Shareholders $23,784,004 in cash, (b) deposited an additional $2,500,000 of the cash purchase price otherwise payable to the Shareholders into an escrow account until April 16, 2000 pursuant to the Escrow Agreement between the Shareholders, the Registrant's Subsidiary and Old Kent Bank, as escrow agent, and (c) assumed approximately $285,406 of bank indebtedness which the Registrant paid in full immediately after the closing. In addition, the Registrant paid $2,700,000 to Jongo for the Jongo Real Property. By acquisition of the Life Printing Shares, the Registrant acquired substantially all of the assets owned by Life Printing, including the mastheads, trade names, trademarks, service marks and other marks (and the goodwill associated therewith), subscriber lists, cash on hand as of December 31, 1998 of $1,066,841, inventory, accounts receivable (net of a reserve for bad debts) of $1,054,062, equipment and real property located in Berwyn, Illinois of the newspapers published, marketed and distributed by Life Printing.

          The cash portion of the purchase price in this transaction was paid out of proceeds form the Registrant's existing credit facility with its lenders, Citicorp USA, Inc., as Administrative Agent and Swingline Lender, Citibank, N.A., as Issuing Bank, BT Alex. Brown Incorporated as Syndication Agent, Wells Fargo Bank, N.A., as Documentation Agent and Bank of America NT & SA, as Co-Agent.

(b) The Registrant acquired (i) the Life Printing Shares from the Shareholders and thereby acquired substantially all of the assets owned by Life Printing in its business of publishing, marketing and distributing newspapers and (ii) the Jongo Real Property from Jongo. The Registrant will use these assets for the same purposes as previously used by Life Printing.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFOMRATION AND EXHIBITS.

(a)       Financial Statements of Businesses Acquired

          Independent Auditors' Report

          Combined Balance Sheet as of December 31, 1998

          Combined Statement of Income for the year ended December 31, 1998

          Combined Statement of Stockholders' Equity for the year ended December 31, 1998

          Combined Statement of Cash Flows for the year ended December 31, 1998

          Notes to Combined Financial Statements

(b)       Pro Forma Financial Information

          Pro Forma Consolidated Balance Sheet as of December 31, 1998. (unaudited)

          Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 (unaudited)

          Notes to Pro Forma Consolidated Financial Statements

(c) Exhibit (incorporated by reference from exhibits included in the Company's Form 8-K filed January 28, 1999)

          2.1 Stock Purchase Agreement, dated as of December 16, 1998, by and between the shareholders of Life Printing & Publishing Co., Inc., Jongo Real Estate Partnership and Liberty Group Operating, Inc.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Life Printing & Publishing Co., Inc. and
Jongo Real Estate Partnership

We have audited the accompanying combined balance sheet of Life Printing & Publishing Co., Inc. and certain real property of Jongo Real Estate Partnership (collectively, "Life Printing") as of December 31, 1998, and the related combined statements of income, stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of Life Printing's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Life Printing as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accouting principles.

/s/ KPMG LLP

Chicago, Illinois
March 26, 1999

                    LIFE PRINTING & PUBLISHING CO., INC. AND
             CERTAIN REAL PROPERTY OF JONGO REAL ESTATE PARTNERSHIP

                             COMBINED BALANCE SHEET
                                DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)


                                                                   DECEMBER 31,
                                                                   ------------
                                                                       1998

                                     ASSETS
Current assets:
   Cash and cash equivalents                                        $  1,067
   Accounts receivable, net of allowance for doubtful
     accounts of $61 in 1997 and $51 in 1998                           1,054
   Prepaid expenses                                                       22
   Other current assets                                                   18
                                                                    --------
      Total current assets                                             2,161
Property, plant and equipment, net of accumulated
   depreciation                                                        2,566
                                                                    --------
      Total assets                                                  $  4,727
                                                                    ========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term liabilities                         $    386
   Obligations under capital leases                                      107
   Accounts payable                                                      346
   Accrued expenses                                                      247
   Deferred revenue                                                      667
                                                                    --------
      Total current liabilities                                        1,753
Long-term liabilities, less current portion                              824
   Obligations under capital leases, less current portion                243
                                                                    --------
      Total liabilities                                                2,820
Stockholders' equity
      Common stock                                                        44
      Additional paid-in-capital                                           3
      Retained earnings                                                1,860
                                                                    --------
      Total stockholders' equity                                       1,907
                                                                    --------
      Total liabilities and stockholders' equity                    $  4,727
                                                                    --------



             See accompanying notes to combined financial statements

                    LIFE PRINTING & PUBLISHING CO., INC. AND
             CERTAIN REAL PROPERTY OF JONGO REAL ESTATE PARTNERSHIP

                          COMBINED STATEMENT OF INCOME
                                DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)


                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                                 1998
                                                                 ----
REVENUES:
   Advertising                                                   13,148
   Circulation                                                    1,524
   Job printing and other                                           417
                                                                 ------
Total revenues                                                   15,089
OPERATING COSTS AND EXPENSES:
   Operating costs                                               11,094
   Selling, general and administrative                            1,641
   Depreciation and amortization                                    392
                                                                 ------
Income from operations                                            1,962

Interest expense                                                    127
Other expense                                                        52
                                                                 ------
Net income                                                        1,783


            See accompanying notes to combined financial statements.

                      LIFE PRINTING & PUBLISHING CO., INC. AND
             CERTAIN REAL PROPERTY OF JONGO REAL ESTATE PARTNERSHIP

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                                DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)


                                            Additional                  Total
                                Common      Paid-In     Retained     Stockholders'
                                 Stock      Capital     Earnings        Equity

Balances at December 31, 1997     44         3          2,101           2,148
Net Income                        --         -          1,783           1,783
Distributions to Stockholders     --         -         (2,024)         (2,024)
                                 ---         -         ------          ------
Balances at December 31, 1998     44         3          1,860           1,907
                                 ===         =         ======          ======

            See accompanying notes to combined financial statements.

                    LIFE PRINTING & PUBLISHING CO., INC. AND
             CERTAIN REAL PROPERTY OF JONGO REAL ESTATE PARTNERSHIP

                        COMBINED STATEMENT OF CASH FLOWS
                                DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)


                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                                  1998
                                                                  ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                     $  1,783
Adjustments to reconcile net income to net
  cash provided by operating activities:
Depreciation and amortization                                       392
Loss on dispositions of property, plant and                          84
  equipment
Changes in assets and liabilities:
   Accounts receivable                                              202
   Prepaid expenses and other assets                                389
   Accounts payable                                                 100
   Accrued expenses                                                (168)
   Deferred revenue                                                 (33)
                                                               --------
Cash provided by operating activities                             2,749
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment                         (172)
Proceeds from dispositions of property, plant,
  and equipment                                                      47
Net sales (purchases) of marketable securities                      740
                                                               --------
Cash provided by investing activities                               615
                                                               ========

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of obligation under capital leases                          (92)
Stockholder distributions                                        (2,024)
Payments on long term debt                                         (307)
                                                                --------
Cash used in financing activities                                (2,423)
Net increase in cash and cash
  equivalents                                                       941
Cash and cash equivalents, at beginning
  of year                                                           126
                                                               --------
Cash and cash equivalents, at end of year                      $  1,067
                                                               ========
Supplemental disclosure of cash flow
  information - interest paid                                       127
Supplemental disclosure of noncash financing
  activities - capital lease obligations                             46


            See accompanying notes to combined financial statements.

                    LIFE PRINTING & PUBLISHING CO., INC. AND
                CERTAIN REAL PROPERTY OF REAL ESTATE PARTNERSHIP


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

(1)  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a)  DESCRIPTION OF BUSINESS

       Life Printing & Publishing Co., Inc. (Life) owns and operates 17 paid weekly newspapers in the western suburbs of Chicago, Illinois. The newspapers' focus is on local news in each of the communities it serves. Jongo Real Estate Partnership (Jongo) owns and leases real property. Certain real property of Jongo and the operations of Life represent the business acquired as described in note 6 herein (the Business).

  (b)  BASIS OF PRESENTATION

       The accompanying combined financial statements represent all of the net assets and associated revenues, expenses, and cash flows of the Business, assuming that the Business was organized for all periods as a separate legal entity. Intercompany transactions between entities comprising the Business have been eliminated in the presentation of the combined financial statements.


  (c)  USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (d)  CASH AND CASH EQUIVALENTS

       Cash and cash equivalents represent cash and highly liquid investments purchased with a maximum term at origination of three months or less.


  (e)  PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment is recorded at cost. Routine maintenance and repairs are expensed as incurred.

       Depreciation is calculated on accelerated methods over the estimated useful lives, 7 to 40 years for buildings and improvements, 5 to 10 years for vehicles, 7 years for furniture and fixtures, and 5 years for computer equipment. Leased assets are amortized over the estimated useful life of the asset or the term of the applicable lease.

  (f)  REVENUE RECOGNITION

       Circulation revenue, which is billed to the customers at the beginning of the subscription period, is recognized on a straight-line basis over the term of the related subscription. Advertising revenue is recognized upon publication of the advertisements. The revenue for job printing is recognized upon delivery.

  (g)  INCOME TAXES

       The Company has elected to be treated as an S Corporation under the provisions of Subchapter S of the Internal Revenue Code, whereby its income is not subject to Federal income taxes and is allocated and taxed to its stockholders by inclusion in the stockholder's Federal income tax return. Accordingly, no liability or provision for Federal income taxes is required nor are any deferred taxes provided for temporary differences between tax and financial reporting.

  (h)  FINANCIAL INSTRUMENTS

       The Business has reviewed the following financial instruments and has determined that their fair values approximated their carrying values as of December 31, 1998: cash equivalents; accounts receivable; long-term liabilities, accounts payable, and accrued expenses.

(2)  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                                  DECEMBER 31,
                                                                  ------------
                                                                     1998
                                                                     ----

Land                                                                $    74
Buildings and improvements                                            2,659
Vehicles                                                                383
Furniture and fixtures                                                1,125
Computer equipment                                                      862
Leased equipment                                                        516
Less accumulated depreciation and amortization                       (3,053)
                                                                    -------
                                                                    $ 2,566
                                                                    =======

(3)  LEASE COMMITMENTS

     The Business finances the acquisition of certain office equipment under capital lease arrangements. The net book value of assets acquired through capital leases amounted to $335 at December 31, 1998.

     The Business leases certain furniture and fixtures under noncancelable operating leases which will expire at various dates through July 2000. Rent expense for the year ended December 31, 1998 was $59.


     The future minimum annual lease payments under noncancelable leases at December 31, 1998 are as follows:



                                             OPERATING           CAPITAL
                                              LEASES             LEASES
                                             ---------           -------



                1999                       $        7          $      149
                2000                                1                 133
                2001                               --                 110
                2002                               --                  48
                                           ----------          ----------
                                           $        8          $      440
                                           ==========          ==========

                Interest component                             $       90
                                                               ==========

(4)  LONG-TERM DEBT

     In June 1994, the Business purchased computer software funded through borrowings. At December 31, 1998, $283 of principal remains outstanding which is secured by the related computer software initially purchased. The annual interest rate on this loan is the prime rate (7.75% at December 31, 1998). Future minimum principal payments amount to: $179 in 1999, and $104 in 2000.

     In January 1994, the Business purchased real property funded through borrowings. At December 31, 1998, $927 remains outstanding which is secured by the property purchased. The annual interest rate on this loan is 7.5%. Future minimum principal payments amount to: $207 in 1999, $223 in 2000, $240 in 2001, and $257 in 2002.

(5)  401(k) RETIREMENT PLAN

     The Business maintains a 401(k) Savings Plan (the Plan) that covers all full-time employees who have satisfied minimum age and service requirements. The Business provides an employer match based on a percentage of employee contributions. Business contributions to the Plan for the year ended December 31, 1998 were $143.

(6)  SUBSEQUENT EVENT

     On December 16, 1998, the stockholders of Life Printing and Publishing Co., Inc. and the partners of Jongo Real Estate Partnership executed purchase agreements to sell the outstanding shares of Life common stock and certain real property of Jongo to Liberty Operating Group, Inc. for a combined amount of $29 million. This transaction was closed on January 13, 1999.

                             PRO FORMA CONSOLIDATED
                       FINANCIAL STATEMENTS (UNAUDITED) OF
     LIBERTY GROUP PUBLISHING, INC. AND SUBSIDIARIES AND ACQUIRED BUSINESS


       The following unaudited pro forma consolidated balance sheet as of December 31, 1998 and the pro forma consolidated statement of operations for the year ended December 31, 1998 give effect to the acquisition of Life Printing & Publishing Co., Inc. and certain real property of Jongo Real Estate Partnership (collectively, "Life Printing"). The pro forma information is based on the respective historical financial statements of Liberty Group Operating, Inc. and subsidiaries and Life Printing giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the pro forma consolidated financial statements. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 reflects adjustments as if the acquisition had occurred on January 1, 1998. The unaudited pro forma balance sheet as of December 31, 1998 gives effect to the acquisition as if it had occurred on December 31, 1998. See "Acquisition or Disposition of Assets".

       The pro forma consolidated financial statements have been prepared by the management of Liberty Group Operating, Inc. and subsidiaries based upon the audited financial statements of Liberty Group Operating, Inc. and subsidiaries and of Life Printing, both for the year ended December 31, 1998. The financial effects of the acquisition as presented in the pro forma financial statements are not necessarily indicative of either financial position or results of operations that would have been obtained had the acquisition actually occurred on the dates set forth above, nor are they necessarily indicative of the results of future operations. The pro forma consolidated financial statements should be read in conjunction with the notes thereto, which are an integral part thereof, with the consolidated financial statements of Liberty Group Operating, Inc. and subsidiaries and notes thereto, and with the combined financial statements of Life Printing and notes thereto included elsewhere in this Form 8-K/A.

                 LIBERTY GROUP PUBLISHING INC. AND SUBSIDIARIES

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)






                                                               LIBERTY GROUP
                                                              OPERATING, INC.       LIFE       PRO FORMA        PRO FORMA
                                                                CONSOLIDATED      PRINTING    ADJUSTMENTS          (A)
                                                         ------------------------------------------------------------------
                                       ASSETS
Current assets:
 Cash and cash equivalents                                            1,025        1,067                          2,092
 Accounts receivable, net                                            15,021        1,054                         16,075
 Inventories                                                          2,200            -                          2,200
 Prepaid expenses                                                       240           22                            262
 Other current assets                                                   144           18                            162
                                                         ------------------------------------------------------------------
   Total current assets                                              18,630        2,161                         20,791

Property, plant and equipment, net                                   29,283        2,566        1,489  A         33,338
Intangible assets, net of accumulated amortization                  365,236            -       35,665  A,B      400,901
Other assets                                                             54            -       37,154                54
                                                         ------------------------------------------------------------------
      Total assets                                                  413,203        4,727                        455,084

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Borrowings under revolving credit facility                          46,000            -                         46,000
 Current portion of long-term liabilities                               388          386         (207) A            567
 Obligations under capital leases                                         -          107                            107
 Accounts payable                                                     2,658          346                          3,004
 Accrued expenses                                                    14,482          247                         14,729
 Deferred revenue                                                     5,777          667                          6,444
                                                         ------------------------------------------------------------------
   Total current liabilities                                         69,305        1,753         (207)           70,851

Senior subordinated notes                                           180,000            -                        180,000
Senior discount debentures                                           56,102            -                         56,102
Long-term liabilities, less current portion                           1,446          824         (720) A          1,550
Obligations under capital leases, less current portion                    -          243                            243
Deferred income taxes                                                11,590            -       10,722  A         22,312
                                                         ------------------------------------------------------------------
   Total liabilities                                                318,443        2,820        9,795           331,058

Senior mandatory redeemable
  preferred stock                                                    51,460            -                         51,460
Junior mandatory redeemable
  preferred stock                                                    53,692            -                         53,692
                                                         ------------------------------------------------------------------
Total mandatory redeemable
  preferred stock                                                   105,152                                     105,152
                                                         ------------------------------------------------------------------

Stockholders' equity (deficit)
   Common stock                                                           1           44          (44) A              1
   Additional paid-in-capital                                         7,658            3       30,197  A         37,858
   Accumulated deficit                                              (18,051)       1,860       (2,794) A        (18,985)
                                                         ------------------------------------------------------------------
   Total stockholders' equity (deficit)                             (10,392)       1,907       27,359            18,874
                                                         ------------------------------------------------------------------
   Total liabilities and stockholders' equity (deficit)             413,203        4,727       37,154           455,084


                 LIBERTY GROUP PUBLISHING, INC. AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)




                                               LIBERTY GROUP
                                              OPERATING, INC.                            PRO FORMA      PRO FORMA
              DESCRIPTION                      CONSOLIDATED          LIFE PRINTING      ADJUSTMENTS        (A)


REVENUES:
   Advertising                                 81,554                   13,148                             94,702
   Circulation                                 22,844                    1,524                             24,368
   Job printing and other                       8,133                      417                              8,550
                                            ---------------------------------------------------------------------
Total revenues                                112,531                   15,089                            127,620
OPERATING COSTS AND EXPENSES:
   Operating costs                             45,976                   11,094                             57,070
   Selling, general and administrative         36,303                    1,641                             37,944
   Depreciation and amortization               11,917                      392               934 B         13,243
                                            ---------------------------------------------------------------------
Income from operations                         18,335                    1,962                             19,363
Interest expense                               23,952                      127             2,037 C         26,116
Other expense                                   1,282                       52                              1,334
                                            ---------------------------------------------------------------------
Income (loss) before income taxes              (6,899)                   1,783            (2,971)          (8,087)
Income taxes                                       --                       --                                 --
                                            ---------------------------------------------------------------------
Net income (loss)                              (6,899)                   1,783            (2,971)          (8,087)
                                            =====================================================================


         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS




(A) Represents recording of excess of purchase price of acquisition over fair value of net assets acquired, as follows:

               Purchase price                               $    28,984
               Tax effects of stock purchase                     10,722
               Acquisition fees and expenses                      1,216
          -------------------------------------------------------------
                    Total purchase price                         40,922
               Historical tangible net assets acquired           (1,907)
                    Excess purchase price                   $    39,015
          -------------------------------------------------------------

     In the opinion of management, the book values of certain tangible assets of the acquired business, principally land and buildings, were less than their respective fair values. Accordingly, these values have been increased by $1,489 to reflect their fair value. In addition, the outstanding mortgage loan related to certain land and buildings in the amount of $927 was extinguished in connection with the acquisition. The remaining excess purchase price of the acquisition has been allocated to intangible assets. Subject to the completion of management's final valuation of these allocated amounts, the specific intangible assets and estimated fair values to which the excess purchase price will be allocated include: mastheads for $1,834, advertising lists for $14,668, subscriber lists for $3,667 and the remainder representing goodwill. In the opinion of management, completion of the final valuation will not materially impact the Company's estimate of the fair values of the intangible assets or their useful lives, and, therefore, will not have a material impact on the unaudited pro forma consolidated balance sheet.

(B) Represents adjustment necessary to amortize intangible assets over their estimated useful lives, presently estimated for mastheads, advertising lists, and goodwill over 40 years, and subscriber lists over 33 years. In the opinion of management, completion of the allocation of the purchase price will not materially impact the estimate of the fair value of the intangible assets or their useful lives and, therefore, will not materially impact the unaudited pro forma consolidated statement of operations.

(C) Represents adjustment necessary to reflect interest expense with respect to the acquisition:

               Interest on revolving credit facility        $     2,114
               Less: amounts in historical
                    statement of operations                         (77)
          -------------------------------------------------------------
               Adjustment to interest expense               $     2,037
          -------------------------------------------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 29, 1999               Liberty Group Operating, Inc.


                                    By /s/Kenneth L. Serota
                                       -----------------------------------------
                                       Kenneth L. Serota,
                                       President and
                                       Chief Executive Officer